Monthly Statements to the Securityholders
Pursuant to Section 5.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2002-HE2

Monthly Period	December 1, 2002 through December 31, 2002
Payment Date	January 27, 2003

Aggregate Amount Collected for the Collection Period
	Interest	$3,627,454.83
	Principal Collections	$53,715,231.19
	Substition Amounts	$—
	Additional Draws	$70,364,493.08
Application of Collected Amounts
Applied in the following order of priority:
(i)	Enhancer Premium		$155,000.01
(ii)	Noteholder’s Interest		$2,405,000.00
(iii)	Principal Collections to Funding Account		$—
(iv)	Excess Spread (during Revolving)		$1,067,454.82
(v)	Excess Spread (during AP)		$—
(vi)	Additional Balance Increase Payment from Excess Spread		$1,067,454.82
(vii)	Noteholder’s Principal Distribution		$—
(viii)	Enhancer for Prior Draws		$—
(ix)	Liquidation Loss Amount		$—
(x)	Enhancer		$—
(xi)	Interest Shortfalls		$—
(xii)	Indenture Trustee		$—
(xiii)	Certificates		$—
Balances
			Percentage Interest
	Beginning Note Balance		$1,200,000,000.00	100.00%
	Ending Note Balance		$1,200,000,000.00	98.63%
		Change	$—
	Beginning Excluded Amount		$—
	Ending Excluded Amount		$—
		Change	$—
	Beginning Pool Balance		$1,200,000,081.88
	Ending Pool Balance		$1,216,649,261.89
		Change	$(16,649,180.01)
	Beginning Principal Balance		$1,200,000,000.00
	Ending Principal Balance		$1,216,649,261.89
		Change	$(16,649,261.89)
	Beginning Additional Balance Increase		$—	0.00%
	Ending Additional Balance Increase		$15,581,807.07	1.28%

Delinquencies	#		$
Two statement cycle dates:		—		$—
Three statement cycle dates:		—		$—
Four statement cycle dates:		—		$—
Five statement cycle dates:		—		$—
Six statement cycle dates:		—		$—
Seven + statement cycle dates:		—		$—
Foreclosures		—		$—
REO		—		$—
Liquidation Loss Amount		—		$—
Additional Information
Net WAC Rate				3.40%
Overcollateralization Target				$15,000,000.00
Overcollateralization Amount				$16,649,261.89
Funding Account Ending Balance				$—
Gross CPR (1 mo. Annualized)				42.279%
Net CPR (1 mo. Annualized)				-17.980%
Draw Rate (1 mo. Annualized)				51.573%
WAM				0.00
AGE				0.00

WACHOVIA BANK, NATIONAL ASSOCIATION
as Administrator

By:

Name:	April Hughey
Title:	Vice President